                                                                     EXHIBIT 22

                                                  Subsidiaries of
                                                  DEB SHOPS, INC.
                                            A Pennsylvania corporation/1/
Deb Shops, Inc.,                    Deb of Kentucky, Inc.,                      Deb of Rhode Island, Inc.,
a New Jersey corporation            a Kentucky corporation                      a Rhode Island corporation

Joy Shops, Inc.,                    Deb Shops of Louisiana, Inc.,               Deb of South Carolina, Inc.,
a Pennsylvania corporation          a Louisiana corporation                     South Carolina corporation

Joy Shops, Inc.,                    Deb of Maine, Inc.,                         Deb of South Dakota, Inc.,
a Delaware corporation              a Maine corporation                         a South Dakota corporation

D.B. Interest, Inc.,                Deb Shops of Maryland, Inc.,                Deb of Tennessee, Inc.,
a Delaware corporation              a Maryland corporation                      a Tennessee corporation

D.B. Know, Inc.,                    Deb of Massachusetts Inc.,                  Deb of Texas, Inc.,
a Delaware corporation              a Massachusetts corporation                 a Texas corporation

D.B. Royalty, Inc.,                 Deb of Michigan, Inc.,                      Deb of Utah, Inc.,
a Delaware corporation              a Michigan corporation                      a Utah corporation

Deb Shops of Alabama, Inc.,         Deb Shops of Minnesota, Inc.,               Deb of Virginia, Inc.,
an Alabama corporation              a Minnesota corporation                     a Virginia corporation

Deb of Arkansas, Inc.,              Deb Shops of Missouri, Inc.,                Deb of Washington, Inc.,
an Arkansas corporation             a Missouri corporation                      a Washington corporation

Deb of California, Inc.,            Deb of Nebraska, Inc.,                      Deb of West Virginia, Inc.,
a California corporation            a Nebraska corporation                      a West Virginia corporation

Deb of Colorado, Inc.,              Deb of New Hampshire, Inc.,                 Deb of Wisconsin, Inc.,
a Colorado corporation              a New Hampshire corporation                 a Wisconsin corporation

Deb of Connecticut, Inc.,           Deb of New Jersey, Inc.,                    Tops 'N Bottoms of New York, Inc.
a Connecticut corporation           a New Jersey corporation                    a New York corporation

Deb of Delaware, Inc.,              Deb of New Mexico, Inc.,                    Books Management, Inc.,
a Delaware corporation              a New Mexico corporation                    a Pennsylvania corporation

Deb Fashions of Florida, Inc.,      Deb of New York, Inc.,                      Atlantic Books-Pennsylvania, Inc.,
a Florida corporation               a New York corporation                      a Pennsylvania corporation

Deb Shops of Georgia, Inc.,         Deb Shops of North Carolina, Inc.,          Atlantic Books-New Jersey, Inc.,
a Georgia corporation               a North Carolina corporation                a New Jersey corporation

Deb Shops of Idaho, Inc.,           Deb of North Dakota, Inc.,                  Atlantic Books-Delaware, Inc.,
an Idaho corporation                a North Dakota corporation                  a Delaware corporation

Deb of Illinois, Inc.,              Deb Shops of Ohio, Inc.,
an Illinois corporation             an Ohio corporation

Deb of Indiana, Inc.,               Deb of Oklahoma, Inc.,
an Indiana corporation              an Oklahoma corporation

Deb Shops of Iowa, Inc.,            Deb of Oregon, Inc.,
an Iowa corporation                 an Oregon corporation

Deb of Kansas, Inc.,                Deb of Pennsylvania, Inc.,
a Kansas corporation                a Pennsylvania corporation


/1/ All subsidiaries are owned 100% by Deb Shops, Inc., except
    (a) D.B. Royalty, Inc. which is owned 100% by Joy Shops, Inc., a
        Delaware corporation.
    (b) Atlantic Books-Pennsylvania, Inc.; Atlantic Books-New Jersey, Inc.; Atlantic Books-Delwaware, Inc. are owned 100% by Books Management, Inc.